UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2015 (August 7, 2015)

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 7, 2015, Gladstone Land Corporation, a Maryland corporation (the “Company”) and its operating partnership, Gladstone Land Limited Partnership, a wholly-owned, consolidated subsidiary of the Company and a Delaware limited partnership (the “Operating Partnership”), entered into separate Controlled Equity Offering Sales agreements (each a “Sales Agreement” and collectively the “Sales Agreements”) with Cantor Fitzgerald & Co. (“Cantor”) and Ladenburg Thalmann & Co. Inc. (“Ladenburg”), pursuant to which the Company may sell shares of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $30,000,000 (the “Shares”), from time to time through Cantor and Ladenburg, acting as sales agents and/or principals (each a “Sales Agent” and, collectively, the “Sales Agents”).

Pursuant to the Sales Agreements, the Shares may be offered and sold through each Sales Agent, acting separately, in transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on The NASDAQ Global Market or sales made to or through a market maker other than on an exchange or, subject to the terms of a written notice from the Company, by any other method permitted by law, including in privately negotiated transactions. Under the Sales Agreements, each Sales Agent will be entitled to compensation equal to up to 2.0% of the gross proceeds of the Shares it sells from time to time under its respective Sales Agreement. Subject to the terms and conditions of the respective Sales Agreements, the Sales Agents will use their commercially reasonable efforts to sell on the Company’s behalf any Shares to be offered by the Company under each Sales Agreement. The Company has no obligation to sell any of the Shares under the Sales Agreements, and the Company or each Sales Agent may at any time suspend solicitations and offers under the respective Sales Agreements.

The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-194539) (the “Registration Statement”). The Company will file a prospectus supplement, dated August 7, 2015, to the prospectus, dated April 2, 2014, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.

The Company expects to engage in investment banking, brokerage and other dealings with the Sales Agents and their affiliates in the ordinary course of business and to pay customary fees and commission for their services on those transactions.

The foregoing description of each Sales Agreement is not complete and is qualified in its entirety by reference to each Sales Agreement, copies of which is attached hereto as Exhibit 1.1 and Exhibit 1.2 and incorporated herein by reference.

In connection with the filing of the Sales Agreements, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of Venable LLP, its Maryland counsel.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Sales Agreement dated August 7, 2015 among the Company, the Operating Partnership and Cantor Fitzgerald & Co.

1.2	Sales Agreement dated August 7, 2015 among the Company, the Operating Partnership and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Land Corporation

August 7, 2015	By:	/s/ Lewis Parrish
Lewis Parrish Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Sales Agreement dated August 7, 2015 between the Company and Cantor Fitzgerald & Co.

1.2	Sales Agreement dated August 7, 2015 between the Company and Ladenburg Thalmann & Co. Inc.

5.1	Opinion of Venable LLP regarding the legality of shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1).